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                                                                    EXHIBIT 11


                      ITT INDUSTRIES, INC. AND SUBSIDIARIES

                        CALCULATION OF EARNINGS PER SHARE

                         (IN MILLIONS, EXCEPT PER SHARE)

                                                                                    THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                                         JUNE 30,              JUNE 30,
                                                                                     ----------------      ----------------
                                                                                       1996      1995       1996       1995
                                                                                      -----     -----      -----      -----
PRIMARY BASIS --
    Net income ..................................................................     $  68     $ 612      $ 108      $ 840
    ESOP preferred dividends -- net of tax ......................................        --        (9)        --        (17)
                                                                                      -----     -----      -----      -----
    Net income applicable to primary earnings per share .........................     $  68     $ 603      $ 108      $ 823
                                                                                      -----     -----      -----      -----
    Average common shares outstanding ...........................................       118       106        118        106
    Common shares issuable in respect to common stock equivalents ...............         3         1          3          1
                                                                                      -----     -----      -----      -----
    Average common equivalent shares ............................................       121       107        121        107
                                                                                      -----     -----      -----      -----

Earnings Per Share
    Continuing operations .......................................................     $ .56     $ .35      $ .89      $ .69
    Discontinued operations .....................................................        --      5.26         --       6.97
                                                                                      -----     -----      -----      -----
    Net income ..................................................................     $ .56     $5.61      $ .89      $7.66
                                                                                      =====     =====      =====      =====

FULL DILUTED BASIS --
    Net income applicable to primary earnings per share .........................     $  68     $ 603      $ 108      $ 823
    ESOP preferred dividends -- net of tax ......................................        --         9         --         17
    If converted ESOP expense adjustment -- net of tax benefit ..................        --        (6)        --        (10)
                                                                                      -----     -----      -----      -----

    Net income applicable to fully diluted earnings per share ...................     $  68     $ 606      $ 108      $ 830
                                                                                      -----     -----      -----      -----

    Average common equivalent shares ............................................       121       107        121        107
    Additional common shares issuable assuming full dilution ....................        --        10         --         10
                                                                                      -----     -----      -----      -----
    Average common equivalent shares assuming full dilution .....................       121       117        121        117
                                                                                      -----     -----      -----      -----

Earnings Per Share
    Continuing operations .......................................................     $ .56     $ .35      $ .89      $ .69
    Discontinued operations .....................................................        --      4.82         --       6.39
                                                                                      -----     -----      -----      -----
    Net income ..................................................................     $ .56     $5.17      $ .89      $7.08
                                                                                      =====     =====      =====      =====

     In 1995, the Series N convertible preferred stock was considered a common stock equivalent. With respect to options, it is assumed that the proceeds to be received upon exercise are used to acquire common stock of the Company. The calculation impact of dilutive securities is determined quarterly based on the forecast of annual earnings.